Exhibit 10.2

APPENDIX A TO THE 2009 STOCK OPTION PLAN

STEADYMED, LTD.

2013 STOCK INCENTIVE SUBPLAN

ARTICLE I

PURPOSE

The purpose of this 2013 Stock Incentive Subplan (the “Plan”) of SteadyMed, Ltd., an Israeli corporation (the “Company”), is to specify the terms under which Options under the 2009 Stock Option Plan may be granted to individuals performing services on behalf of the Company in the United States for its subsidiary, SteadyMed Therapeutics, Inc., a Delaware Corporation. Except as provided herein, in the event of a conflict between the terms of the Plan and the 2009 Stock Option Plan, the terms of the plan which is more restrictive shall control. This Plan is authorized under Section 2(b) of the 2009 Stock Option Plan.

Like the 2009 Stock Option Plan, this Plan advances the interests of the Company and its shareholders by providing officers, directors, key employees, consultants and other independent contractors of the Company and Affiliates, upon whose judgment, initiative and efforts the Company and Affiliates largely depend, with additional incentive to perform in a superior manner. This Plan is also designed to attract and retain key personnel and to reward such individuals for achievement of corporate and individual performance goals.

ARTICLE II

DEFINITIONS

As used in this Plan or any Award hereunder, the following defined terms have the meanings indicated below:

“Affiliate” means an affiliate of the Company, with the word “affiliate” as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act.

“Award” means a Stock Grant or a grant of an Option pursuant to the provisions of this Plan.

“Board of Directors” or “Board” means the board of directors of the Parent Company.

“Cause” means the termination of employment or other services for negligence, personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, failure to perform stated or assigned duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses); provided, however, if an Employee has an employment agreement with the Company or an Affiliate and such employment agreement defines a termination for “cause,” then “Cause” as used herein shall have the same meaning as set forth in such employment agreement.

“Change in Control” means the occurrence of any one of the following events, unless stated otherwise in an Award or as otherwise required by Code Section 409A to avoid the additional taxes therein: (a) any person or more than one person acting as a group becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of stock of the Company, that together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of stock of the Company (excluding any additional stock acquired by a person or more than one person acting as a group who prior to the acquisition is considered to own more than 50% of the total fair market value or total voting power of such securities); (b) the consummation of a merger or consolidation of the Company with or into any other corporation or any other corporate reorganization if more than 70% of the combined voting power of the voting stock of the Company or such surviving entity (or any parent thereof) outstanding immediately after such merger, consolidation, or reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or reorganization; (c) the complete liquidation or dissolution of the Company; or (d) the sale or disposition of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of twelve (12) consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to (i) a shareholder of the Company in exchange for or with respect to its stock, (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of the Company, or (iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in the preceding clause (iii). If an Option is granted as an Option subject to the requirements of Code Section 409A (Alternative B for Non-Qualified Stock Option grants under Section 2.4 of the Stock Option Agreement), then solely for purposes of determining whether a Change in Control has occurred under Section 2.4 (Alternative B) and 2.5 of the Stock Option Agreement, the term Change in Control shall mean a Change in Control described above, but only if such Change in Control would also be considered a “change in control event” under Treasury Regulations Section 1.409A-3(i)(5), and, solely for purposes of determining whether a Change in Control has occurred for purposes of Section 2.4 (Alternative B) of the Stock Option Agreement, the term Change in Control shall not include a transaction in which the ownership or assets of the Company as transferred to a subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision(s) thereto and any regulations promulgated thereunder.

“Company” has the meaning set forth in Article I.

“Date of Grant” means the date an Award is effective pursuant to the terms hereof.

“Disability” has the meaning set forth in Code Section 409A or any regulations or other guidance thereunder.

“Effective Date” has the meaning set forth in Article XVI.

“Employee” means any person who, on the particular Date of Grant or other time of determination as the context requires, is currently employed by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision(s) thereto and any regulations promulgated thereunder.

“Exercise Notice” has the meaning set forth in Section 10.1.

“Fair Market Value” means, as of a particular date, the fair market value of one share of Ordinary Shares as determined by the Plan Administrator in a manner consistent with Code Section 409A and any regulations or other guidance thereunder. It is the intent that such determinations shall be made in such a manner so that this Plan and Awards granted hereunder are not subject to the additional taxes referenced in Code Section 409A.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an Award granted under Article VIII or Article IX of this Plan.

“Option Period” means the time period within which the Option holder may exercise the right to purchase Ordinary Shares under an Award.

“Ordinary Shares” means the ordinary or common stock of the Company.

“Participant” means an eligible person who receives an Option or Stock Grant pursuant to this Plan.

“Plan” has the meaning set forth in Article I.

“Plan Administrator” means the Board or if delegated by the Board, the compensation committee or other committee of the Board.

“SEC” means the United States Securities and Exchange Commission.

“Stock Option Agreement” means the document entitled “SteadyMed, Ltd. 2013 Stock Incentive Subplan Stock Option Agreement” particular to the Participant which memorializes the grant of Ordinary Shares accompanied by such restrictions, if any, as may be determined by the Plan Administrator under Article VIII of this Plan.

“Stock Grant” means a grant of Ordinary Shares accompanied by such restrictions, if any, as may be determined by the Plan Administrator under Article VII of this Plan.

ARTICLE III

ADMINISTRATION

3.1          General. This Plan shall be administered by the Plan Administrator. The Plan Administrator shall act by vote or written consent of a majority of its members. The Plan Administrator is authorized, subject to the provisions of this Plan, to establish, amend, suspend and waive such rules and regulations as it deems necessary for the proper administration of this Plan and to make whatever determinations and interpretations in connection with this Plan it deems necessary or advisable with respect to Participants. The Plan Administrator’s decision and determinations under this Plan need not be uniform and may be made selectively among Participants, regardless of whether they are similarly situated. All determinations and interpretations made by the Plan Administrator shall be binding and conclusive on such Participants and on their legal representatives and beneficiaries.

3.2          Power and Authority of the Plan Administrator. Subject to the other terms and conditions set forth herein, the Plan Administrator shall have the power and authority, in its discretion, to determine from time to time which Participants will be granted Awards under this Plan, the number of Ordinary Shares subject to each Award, the exercise price of an Option and the restrictions, if any, that will be applicable to each Stock Grant and Option. In making all such determinations, the Plan Administrator shall take into account the duties, responsibilities and performance of each respective Participant, his, her or its present and potential contributions to the growth and success of the Company, his, her or its compensation, and such other factors as the Plan Administrator shall deem relevant to accomplishing the purposes of this Plan. In addition, the Plan Administrator shall have the power and authority to determine other terms, conditions, restrictions and other provisions of Awards, and to interpret, administer and make factual determinations with respect to this Plan and Awards and agreements and instruments related to or made under this Plan.

3.3          Limitation on Liability. No member of the Plan Administrator shall be liable for any action or determination made in good faith with respect to this Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it.

ARTICLE IV

TYPES OF AWARDS

Awards under this Plan may be granted in any one or a combination of the following:

Stock Grants

Non-Qualified Stock Options

ARTICLE V

STOCK SUBJECT TO THIS PLAN

Subject to adjustment as provided in Article XIII, the maximum number of shares reserved for Stock Grants and for purchase pursuant to the exercise of Options under this Plan is subject to the number of shares authorized under the 2009 Stock Option Plan, all of which may be awarded in the form of Incentive Stock Options. The Ordinary Shares subject to this Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that Options are granted and Stock Grants are made under this Plan, the shares underlying such Options and Stock Grants will be unavailable for future grants under this Plan. However, to the extent that the Options or Stock Grants granted under this Plan are forfeited, terminate, expire or are canceled without having been exercised, the shares for such

Options and Stock Grants shall not be counted against the maximum number of shares available for issuance hereunder and new Awards may be made with respect to such shares.

ARTICLE VI

ELIGIBILITY

Employees and independent contractors, including, without limitation, consultants, advisory board members, vendors, strategic partners, directors and officers of the Company or Affiliates, are eligible to receive Stock Grants and Non-Qualified Stock Options under this Plan.

ARTICLE VII

STOCK GRANTS

7.1          Terms of Stock Grants. Each Stock Grant may be accompanied by such conditions, restrictions and contingencies, or may be made without any, as may be determined in the discretion of the Plan Administrator as provided in the Award. Such conditions, restrictions and contingencies may include, without limitation, requirements that the Participant remain in the continuous employment or service of the Company or Affiliates for a specified period of time, that the Participant meet designated individual performance goals or that the Company, an Affiliate or a combination thereof meet designated organizational performance goals.

7.2          Issuance Procedures. A stock certificate representing the number of Ordinary Shares covered by a Stock Grant shall be registered in the Participant’s name and may be held by the Participant; provided, however, unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, if a Stock Grant is subject to certain restrictions or performance obligations, the Ordinary Shares covered by such Stock Grant shall be registered in the Participant’s name and held in custody by the Company. Unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, a Participant who has been awarded a Stock Grant shall have the rights and privileges of a shareholder of the Company as to the Ordinary Shares covered by such Stock Grant, including the right to receive dividends and the right to vote such shares, except that the dividends shall be accumulated in an escrow account by the Company and shall not be paid to the Participant unless and until the expiration of any restrictions or satisfaction of any performance requirements. None of the Ordinary Shares covered by the Stock Grant may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the expiration of any applicable restrictions or satisfaction of any performance requirements. Unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, all of the Ordinary Shares covered by a Stock Grant shall be forfeited and all rights of a Participant who has been awarded such Stock Grant to such shares shall terminate without further obligation on the part of the Company in the event that any applicable restrictions or performance obligations do not expire or are not satisfied. Upon forfeiture of Ordinary Shares, such shares shall be transferred to the Company without further action by the Participant. Upon the expiration of the applicable restrictions and satisfaction of the applicable performance obligations, whether in the ordinary course or under circumstances set forth in Section 7.3, certificates evidencing Ordinary Shares subject to the related Stock Grant shall be delivered to the Participant, or the Participant’s beneficiary or estate, as the case may be, free of such restrictions and applicable restrictive legends, but still subject to applicable transfer restrictions as contemplated by Article XII.

7.3          Acceleration. If the Plan Administrator so provides in the specified Award or otherwise consents in writing, the vesting and the lifting of conditions, performance obligation requirements, restrictions and contingencies in whole or in part may be accelerated for any reason or upon the occurrence of any event.

ARTICLE VIII

NON-QUALIFIED STOCK OPTIONS

Non-Qualified Stock Options granted under this Plan are subject to the following terms and conditions:

8.1          Price. The purchase price per share of Ordinary Shares deliverable upon the exercise of each Non-Qualified Stock Option shall be equal to at least the Fair Market Value on the Date of Grant, unless the Plan Administrator provides otherwise in the specified Award, in which case the terms of such Non-Qualified Stock Option shall comply with the requirements of Code Section 409A to avoid the additional taxes referenced therein.

8.2          Option Period Generally. The Plan Administrator shall determine the Option Period during which each Non-Qualified Stock Option may be exercised as set forth in the Award.

8.3          Vesting. The Plan Administrator shall determine the date or dates on which each Non-Qualified Stock Option vests (may be exercised) as set forth in the Award and may provide that a Non-Qualified Stock Option is exercisable in installments. If the Plan Administrator so provides in the specified Award or otherwise consents in writing, the shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. Notwithstanding the foregoing, if the Non-Qualified Stock Option is granted as an Option subject to the requirement of Code Section 409A (Alternative B in Section 2.4 of the Stock Option Agreement), then there shall be no discretion to accelerate the earliest time at which the Non-Qualified Stock Option may be exercised as set forth in the Stock Option Agreement..

8.4          Acceleration. If the Plan Administrator so provides in the specified Award or otherwise consents in writing, the vesting and the earliest time during which any Non-Qualified Stock Option may be exercised in whole or in part may be accelerated for any set reason or upon the occurrence of any set event. Notwithstanding the foregoing, if the Non-Qualified Stock Option is granted as an Option subject to the requirement of Code Section 409A (Alternative B in Section 2.4 of the Stock Option Agreement), then there shall be no discretion to accelerate the earliest time at which the Non-Qualified Stock Option may be exercised as set forth in the Stock Option Agreement.

8.5          Extension by Plan Administrator. The Plan Administrator may extend the Option Period of a Non-Qualified Stock Option to a date no later than the earlier of the latest date upon which the Non-Qualified Stock Option could have expired by its original terms under any circumstances or the seventh (7th) anniversary of the original date of grant of the Non-Qualified Stock Option. Notwithstanding the foregoing, if the Non-Qualified Stock Option is granted as an Option subject to the requirement of Code Section 409A (Alternative B in Section 2.4 of the

Stock Option Agreement), the Plan Administrator shall not be allowed to consent to an exercise period other than the exercise period set forth in the original Stock Option Agreement.

8.6          Termination of Service.

(a)           Termination for Cause. Unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, in the event a Participant’s employment with or provision of services to the Company are terminated by the Company or Affiliate for Cause, all rights under the Participant’s Non-Qualified Stock Options shall expire upon termination, regardless of whether the purchase right is vested.

(b)           Termination for Other Reasons. Unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, upon the termination of a Participant’s employment with or provision of service to the Company and all Affiliates because of any reason other than for Cause, the Participant’s Non-Qualified Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for up to ninety (90) days following termination. Notwithstanding the foregoing, if the Non-Qualified Stock Option is granted as an Option subject to the requirement of Code Section 409A (Alternative B in Section 2.4 of the Stock Option Agreement), then there shall be no discretion to accelerate the earliest time at which the Non-Qualified Stock Option may be exercised as set forth in the Stock Option Agreement, and the exercise period shall be limited to the period set forth in the Stock Option Agreement.

8.7          Other Conditions, Restrictions, Contingencies. Each Award may specify other conditions, restrictions and contingencies to which the Non-Qualified Stock Option is subject as deemed appropriate in the sole discretion of the Plan Administrator.

ARTICLE IX

RESERVED

ARTICLE X

MISCELLANEOUS REQUIREMENTS OF OPTIONS

10.1        Method of Exercise. Each Option shall be exercised pursuant to the terms of this Plan by giving written notice to the Company at its principal place of business. Unless the Plan Administrator consents in writing to the contrary, the form of such notice shall be substantially similar to the exercise notice contained in Exhibit A, which may be amended and otherwise updated from time to time by the Plan Administrator (the “Exercise Notice”). No Option granted under this Plan may be exercised or Award granted unless, at the time of exercise or grant, Ordinary Shares to be issued qualifies for exemption from, or is registered pursuant to, applicable federal and state securities laws. In the event there is not then on file with the SEC an effective registration statement, including a prospectus relating to the shares subject to the Award, the Plan Administrator may require the Participant to execute and deliver to the Company prior to receipt by such Participant of any such shares under this Plan, an investment representations statement in form and substance satisfactory to the Company. Unless the Plan Administrator provides otherwise in the specified Award or consents in writing (as limited by

Section 12 of the 2009 Stock Option Plan), shares may be purchased pursuant to an Option only upon full payment of the purchase price in cash.

10.2        Rights of a Shareholder. No Participant shall have any rights as a shareholder with respect to any shares covered by an Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Company or Affiliates or to continue as a director, officer, consultant or independent contractor of the Company or Affiliates or interferes in any way with the right of the Company or Affiliates to terminate a Participant’s services at any time.

10.3        Limited Transferability. Except as otherwise provided in an Award or unless the Plan Administrator consents in writing to the contrary, Options may only be transferred pursuant to the laws of descent and distribution upon a Participant’s death. Except as otherwise provided in an Award or unless the Plan Administrator consents in writing to the contrary, during the lifetime of a Participant granted Options, such Options may only be exercised by such Participant or such Participant’s guardian or legal representative. The Plan Administrator has the power and authority to establish additional rules and regulations from time to time specifically governing the transfer of Options as it deems necessary or advisable.

10.4        Change in Control through Dissolution or Liquidation. In the event of dissolution or liquidation of the Company, the Company shall have no obligation to notify the Participant of such event and any Award that has not been previously exercised will terminate immediately prior to the consummation of such proposed action. Notwithstanding the foregoing, in the event of a voluntary liquidation of the Company that is not considered a merger or acquisition, the Administrator shall notify each Participant as soon as practicable, prior to the effective date of such proposed transaction, that the Participant will have the right to exercise his or her vested Awards within five (5) working days from receipt of such notice, but in any case not later than the effective date of such transaction. For an Option granted subject to the requirements of Code Section 409A (pursuant to Section 2.4 (Alternative B)) of a Stock Option Agreement, payment shall be allowed only to the extent allowed under Treasury Regulations Sections 1.409A-3(j)(4)(i) and 1.409A-3(j)(4)(ix). To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action, unless the Board has authorized a longer period to exercise such vested Awards.

10.5        Change in Control (Other than through Dissolution or Liquidation).

Except to the extent set forth in the Stock Option Agreement, in the event of a Change in Control (other than a complete dissolution or liquidation in Section 10.4 of this Plan):

(a)           Each outstanding Award shall be assumed or an equivalent Award substituted by the successor company or a parent or subsidiaries of the successor company. In the case of such assumption and/or substitution of Awards, appropriate adjustments shall be made in the number of Award shares and exercise price to reflect such action, and all other terms and conditions of the Award, such as the vesting dates, shall remain in force, all as will be determined by the Board whose determination shall be final.

(b)           The Plan Administrator shall determine, in its discretion, the proper exchange ratio of the Awards and the fair value of such Awards for purpose of such substitution, and shall be authorized to accelerate the vesting date of any or all Awards and shall be authorized to make all necessary adjustments in the terms of the Awards and the substituted Awards (including, without limitation, adjustments in the exercise price) that are fair under the circumstances.

(c)           In the event that the successor company refuses to assume or substitute for the Awards, the Participant shall retain the right to exercise vested Awards, to the extent allowed under the Award, and the Plan Administrator shall notify the Participant in writing that such Awards shall be exercisable for a period not less than fifteen (15) days from the date of such notice, and the Awards shall terminate upon the expiration of such period (unless Section 2.4 of the Stock Option Agreement requires a shorter exercise period). Should the Change in Control occur within one year of the Date of Grant, such Participant shall be eligible to exercise a proportion of such Awards as determined by the Plan Administrator, however, to the extent the Award is subject to the requirement of Code Section 409A, this subsection shall only apply to the extent the Change in Control also meets the requirements of Change in Control for purposes of Section 2.4 of the Stock Option Agreement.

(d)           For the purposes of this Section 10.5, Awards shall be considered assumed if, following the Change in Control, the Award (or substitute award) confers upon the Participant the right to purchase or receive, for each Award share for which the Award was exercisable immediately prior to the Change in Control, the pro rata consideration (whether shares, stock options, cash, or other securities or property) received in the Change in Control by holders of shares for each share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control is not solely ordinary shares (or their equivalent) of the successor company or its parent, the Plan Administrator may, with the consent of the successor company, provide: for the consideration to be received upon the exercise of the Award, for each Award share, to be solely ordinary shares (or their equivalent) of the successor company or its parent equal in fair market value to the per share consideration received by holders of a majority of the outstanding shares in the Change in Control and provided further that the Plan Administrator may determine, in its sole discretion, that in lieu of such assumption or substitution of Awards for awards by the acquiring corporation or its parent or subsidiaries, such Awards will be substituted for by any other type of asset or property including cash which is fair under the circumstances. Such calculation may not result in a decrease in the initial exercise price such that an Option that is not subject to Code Section 409A becomes subject to Code Section 409A.

10.6        Bring-Along. Shares acquired upon exercise of an Option shall be subject to “bring-along” provisions in the Articles of Association of the Company, if any. In the event that the Award Shares acquired upon exercise of the Awards are not subject to “bring-along” provisions In the Articles of Association, then at any time prior to the Company’s initial public offering, in the event that (i) one or more bona fide offers (the “Offeror’’) is made to purchase Shares comprising at least seventy percent 70% of the Company’s issued and outstanding ordinary shares on an as-converted to ordinary shares basis (the “‘Threshold Percent”), (ii) such sale is conditioned upon the sale of Shares of the Company at not less than the Threshold

Percent, and (iii) a majority of the Company’s shareholders, with the exception of the Grantees under this Plan (the “Proposing Shareholders”) propose to sell their Shares to such Offeror, then the Grantees shall be required, if so demanded by the Proposing Shareholders, to sell all Shares acquired by the Grantees pursuant to this Plan to such Offeror at the same price and under the same terms and conditions as in the offer made to the Proposing Shareholders. Should the Offeror purchase less than 100% of the Company’s Shares, the number of Shares purchased by the Offeror in excess of those sold by the Proposing Shareholders shall be divided proportionally between the Grantees. In such an event, any sale, assignment, transfer, pledge, hypothecation, mortgage) disposal or encumbrance of Award shares by the Grantee other than in connection with the proposed acquisition shall be absolutely prohibited.

10.7        Tag-Along and Other Restrictions. Shares acquired upon exercise of an Option will be subject to rights of first refusal, “tag-along” and all other transfer restrictions, limitations and provisions in the Articles of Association, to the extent that such provisions exist, to which Shares are subject.

ARTICLE XI

AGREEMENT WITH GRANTEES

Each Award will be evidenced by a written agreement, executed by the Participant and the Company or Affiliates. Each Award will describe the conditions for receiving such Award, the Date of Grant, the purchase price, if any, applicable Option Periods, performance or other periods, terms and conditions as may be required by applicable securities or tax laws and other terms and conditions that are not inconsistent with the terms of this Plan.

ARTICLE XII

SHAREHOLDERS AGREEMENT

The Plan Administrator may require that, as a condition precedent to the exercise of any Option under this Plan (or the receipt of any Stock Grant under this Plan), the Participant simultaneously execute a counterpart of a shareholders agreement or a joinder agreement to a shareholders agreement (in form satisfactory to the Company). Such shareholders agreement may contain, among other things, transfer restrictions pertaining to the Ordinary Shares issuable upon such exercise and the right of the Company or the other shareholders to repurchase such Ordinary Shares upon the happening of certain events.

ARTICLE XIII

DILUTION AND OTHER ADJUSTMENTS

In the event of any change in the outstanding Ordinary Shares of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, conversion, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Plan Administrator will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

(a)           adjustments in the aggregate number or kind of Ordinary Shares that may be awarded under this Plan;

(b)           adjustments in the aggregate number or kind of Ordinary Shares covered by Awards already made under this Plan; or

(c)           adjustments in the purchase price of outstanding Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

ARTICLE XIV

WITHHOLDING; TAXATION

14.1        Withholding. Unless the Plan Administrator provides otherwise in the specified Award or consents in writing, as a condition to the exercise of any Option granted hereunder or the issuance of a Stock Grant, or the release of stock certificates from the Company’s custody in connection with a Stock Grant, the Participant shall make payment to the Company in an amount required for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise, issuance or release, as determined by the Plan Administrator in its sole discretion. If the Plan Administrator so provides in the specified Award or consents in writing, the Participant may make other arrangements for the payment of such withholding tax obligations, including, without limitation, the deduction of any such required withholding from any payments due or to become due to the Participant.

14.2        No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan, the Company does not guarantee nor make any warranty to any Participant or any other person with an interest in an Option that any Option intended to be exempt from Code Section 409A shall be so exempt, nor that any Option intended to comply with Code Section 409A shall so comply, nor will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

ARTICLE XV

TERMINATION AND AMENDMENT OF THIS PLAN

The Shareholders may at any time, and from time to time, terminate, modify or amend this Plan in any respect and for any reason, including, but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws. No Awards under this Plan shall be granted after June 17, 2019. Except as otherwise provided in this Plan or the specified Award, such termination, modification or amendment may not affect the rights of a Participant under such Award.

ARTICLE XVI

EFFECTIVE DATE OF PLAN

Subject to the approval of the shareholders of the Company, the effective date of this Plan shall be as of            , 2013 (the “Effective Date”). This Plan shall remain in effect subject to the terms hereof, until the earlier of the following: (1) June 17, 2019; (2) termination of this Plan by the Board of Directors; or (3) the purchase of all shares to be delivered pursuant to this Plan.

ARTICLE XVII

APPLICABLE LAW

This Plan will be administered in accordance with the laws of the State of Delaware. Notwithstanding any provision to the contrary in the 2009 Stock Option Plan, any dispute arising under this Plan shall be heard in U.S. District Court for the Northern District of California.

ARTICLE XVIII

COMPLIANCE WITH SECTION 16

With respect to Participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Plan Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan Administrator.

EXHIBIT A

STEADYMED THERAPEUTICS, LTD.

2013 STOCK INCENTIVE SUBPLAN

EXERCISE NOTICE

SteadyMed, Ltd.

c/o SteadyMed Therapeutics, Inc.

2410 Camino Ramon, Suite 285

San Ramon, CA 94583

Attn: 2013 Stock Incentive Subplan Administrator

1.             Exercise of Option. Effective as of today,                 , 20      , the undersigned (“Option Holder”) hereby elects to exercise his or her option to purchase                 Ordinary Shares (the “Shares”) of SteadyMed, Ltd. (the “Company”), under and pursuant to the Company’s 2013 Stock Incentive Subplan (the “Plan”) and the Stock Option Agreement dated                 , 20      , (the “Option Agreement”), of which                 shares are pursuant to the exercise of incentive stock options and                 shares are pursuant to the exercise of non-qualified stock options.

2.             Delivery of Payment/Withholding. Enclosed is the full purchase price for the Shares and any applicable withholding (unless other arrangements have been made for such withholding), as set forth in the Option Agreement.

3.             Rights as Shareholder. Option Holder understands that until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist due to Option Holder’s exercise of the Option. The certificate evidencing the Shares shall be issued to Option Holder as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

4.             Tax Consultation. Option Holder acknowledges that the Company has not guaranteed Option Holder or any other person with an interest in the Option Agreement that any Option intended to be exempt from Code Section 409A taxation shall be so exempt, nor that any Option intended to comply with Code Section 409A shall so comply, nor will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure. Option Holder understands that Option Holder may suffer adverse tax consequences as a result of Option Holder’s purchase or disposition of the Shares. Option Holder represents that Option Holder has had the opportunity to consult with any tax consultants Option Holder deems advisable in connection with the purchase or disposition of the Shares and that Option Holder is not relying on the Company for any tax advice.

5.             Entire Agreement. Option Holder delivers herewith the documents as may be reasonably required by the Company, including, without limitation, a joinder agreement to the Shareholders Agreement and the Investment Representations Statement attached hereto. These documents, together with the Plan and Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Option Holder with respect to the subject matter hereof.

Submitted by:	Accepted by:

OPTION HOLDER	STEADYMED, LTD.

By:
Signature

Title:
Print Name

Date Received

Address:

ATTACHMENT 1 TO EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

OPTION HOLDER:

COMPANY:	SteadyMed, Ltd.

SECURITY:	Ordinary Shares

AMOUNT:	Ordinary Shares

DATE:

All capitalized terms not otherwise defined in the text of this Investment Representations Statement have the meanings attributed to them in the SteadyMed, Ltd. 2013 Stock Incentive Subplan (as the same may be amended, restated, supplemented and otherwise modified from time to time). In connection with the purchase of the above-listed securities (the “Securities”), the undersigned Option Holder represents to the Company the following:

(a)           The Option Holder has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Ordinary Shares with the Company’s management. The Option Holder understands that such discussions, as well as other written information delivered by the Company to the Option Holder, were intended to describe the aspects of the Company’s business that, at the time such information was provided, it believed to be material.

(b)           The Option Holder is acquiring the Ordinary Shares for the Option Holder’s own account for investment, not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Option Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Ordinary Shares. If applicable, the Option Holder has not been formed for the specific purpose of acquiring the Ordinary Shares.

(c)           The Option Holder understands that the Ordinary Shares have not been, and will not be, registered under applicable state or federal securities law, and have been issued by reason of a specific exemption from the registration provisions of applicable state and federal securities laws which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Option Holder’s representations as expressed herein. The Option Holder understands that the Ordinary Shares are restricted securities under applicable state and federal securities laws and that, pursuant to these laws, the Option Holder must hold the Ordinary Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Option Holder acknowledges that the Company has no obligation to register or qualify the Ordinary Shares for resale. The Option Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Ordinary Shares, and on requirements relating to the Company that are outside of the Option Holder’s control, and that the Company is under no obligation, and may not be able, to satisfy.

(d)           The Option Holder understands that no public market now exists for any of the Ordinary Shares issued by the Company, and that the Company has made no assurances that a public market will ever exist for such shares.

Signature of Option Holder

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